UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2019

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported by Fifth Third Bancorp on a Form 8-K filed with the SEC on March 18, 2019, Thomas H. Harvey and C. Bryan Daniels were appointed to the Bancorp’s Board of Directors effective March 22, 2019. On September 16, 2019, the Board appointed Mr. Harvey to its Nominating & Corporate Governance Committee and to its Risk & Compliance Committee and also appointed Mr. Daniels to its Audit Committee and its Risk & Compliance Committee.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 16, 2019, Fifth Third Bancorp’s Board of Directors approved and adopted the amended and restated Fifth Third Bancorp Code of Business Conduct and Ethics (the “Code”) attached hereto as Exhibit 14 and which will also be available on Fifth Third’s website at www.53.com. The Code is applicable to all officers, directors, employees and contractors of Fifth Third Bancorp and its subsidiaries and affiliates, including but not limited to Fifth Third’s principal executive officer, principal financial officer, principal accounting officer and controller. The revisions came as a result of the annual evaluation of the Code and do not result in any waiver to any officer, director, employee or contractor of Fifth Third, explicit or implicit, from any provision of the Code as in effect prior to the Board’s action to amend and restate the Code.

The revisions to the Code updated and clarified topics previously addressed in the Code and other Fifth Third policy documents. These include guidance with respect to reporting issues or concerns, following employee physical access procedures, and receiving gifts. The Code was also revised to include a general prohibition on employees serving on public company boards of directors. Notwithstanding these changes, the overriding ethical principles underlying each provision of the prior Code remain substantively unchanged. Technical, administrative and other non-substantive revisions were also made to the Code.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 14 - Fifth Third Bancorp Code of Business Conduct and Ethics, as amended and restated.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

September 19, 2019	By:	/s/ Susan B. Zaunbrecher
Susan B. Zaunbrecher
Executive Vice President, Chief Legal Officer & Corporate Secretary